Exhibit 32.3

CERTIFICATION PURSUANT TO 18 U.S.C. SECURITIES 1350

In connection with the accompanying Quarterly Report (“Quarterly Report”) on Form 10-Q of Minuteman International, Inc. (the “Company”) for the quarter ended September 30, 2003, James A. Berg, Chief Accounting Officer of the Company, does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James A. Berg	November 12, 2003
James A. Berg	Date
Chief Accounting Officer

“This certification is being provided pursuant to Commission order, dated May 21, 2003, in In the Matter of Minuteman International, Inc., et al., Admin. Proc. File No. 3-11131.”

“The certification provided by the CAO does not in anyway alter the responsibilities of the CEO and CFO of Minuteman International, Inc. in connection with their certifications provided pursuant to Sections 302 and 906 of The Sarbanes-Oxley Act.”